EXHIBIT 99.1

Zomedica Provides Product Development Update

ANN ARBOR, Mich., June 19, 2018 (GLOBE NEWSWIRE) -- Zomedica Pharmaceuticals Corp. (NYSE American:ZOM) (TSX-V:ZOM) (“Zomedica” or the “Company”), a veterinary diagnostic and pharmaceutical company, today provided a product development update.

Diagnostic Update

ZM-017: Circulating tumor cell assay platform for dogs

As previously disclosed, Zomedica has partnered with Celsee, Inc. (“Celsee”) to develop Celsee’s circulating tumor cell, or CTC, assay, also known as a “liquid biopsy” for use by veterinarians as a cancer diagnostic. The liquid biopsy is a blood test that we believe has the potential to detect the presence of CTCs, which are cells that have shed from a primary tumor into neighboring blood vessels and are transported throughout the body’s circulatory system. We are focusing our development work on testing for difficult to biopsy cancers such as hemangiosarcoma and osteosarcoma in canines. If our development work is successful, we believe this liquid biopsy test will enable veterinarians to detect these hard-to-diagnose cancers with a simple blood draw. In line with the Company’s previously disclosed estimates, clinical validation of ZM-017 began during the first half of 2018. Assuming the successful conclusion of the clinical validation, we continue to expect to commence the marketing of ZM-017 during the second half of 2018.

ZM-020: Point-of-care pathogen detection platform for fecal and urine specimens

As previously announced, Zomedica has partnered with Seraph Biosciences, Inc. (“Seraph”) to develop Seraph’s in-clinic diagnostic analyzer for use in the detection of pathogens in companion animals. Our development work is focusing on the use of Seraph’s technology for comprehensive fecal and urine analysis. Detection of fecal parasites, urine bacteria (“urinary tract infection” or “UTI”) and crystals is time-consuming, error-prone and often requires additional outside testing for comprehensive evaluation. If our development work is successful, we believe our analyzer will be able to perform these analyses in seconds, without the need for centrifugation or the use of reagents. The Company is also developing the ability to detect leptospirosis in the urine of infected animals. Leptospirosis is a potentially life-threatening zoonotic disease. Current diagnostic solutions are limited by interference with vaccination and can take days for a confirmatory diagnosis. If our development work is successful, we believe our analyzer will be able to overcome these limitations.

The company expects to begin marketing of ZM-020 in the second half of 2018.

In the longer term, Zomedica also intends to develop additional applications for this technology, including further development of the pathogen detection library for urine and fecal analysis, as well as for respiratory and dermatological analysis. Targeted pathogens may include bacteria, antibiotic resistant bacteria, viruses and fungi.

Therapeutic Update

ZM-007 and ZM-012: Metronidazole for acute diarrhea in dogs

ZM-012 is the Company’s tablet formulation of metronidazole targeting the treatment of acute diarrhea in dogs, currently only available as a human generic. ZM-007 is a complementary oral suspension of metronidazole targeting the treatment of acute diarrhea in small dog breeds and puppies under nine pounds or four kilograms, currently only available via compounding pharmacies.

The Company previously designated ZM-012 as its lead therapeutic drug candidate and ZM-007 as a follow-on candidate as a bioequivalent. As previously disclosed, the Company expected to commence a pivotal safety study of ZM-012 in the first half of 2018, which it expected to complete in the second half of 2018. The Company held a pre-submission meeting for metronidazole with the U.S. Food and Drug Administration Center for Veterinary Medicine (“FDA-CVM”) on December 13, 2017. Based on the feedback received from the FDA-CVM at that meeting and in light of additional market research demonstrating approved alternatives to compounded drugs, the Company has decided to prioritize its development of ZM-007 over ZM-012. The Company expects to commence a pivotal safety study of ZM-007 in the first half of 2019. The Company expects to pursue approval pf ZM-012 as a bioequivalent to ZM-007 assuming ZM-007 is approved by FDA-CVM.

ZM-006: Transdermal formulation of methimazole

ZM-006 is a transdermal gel formulation of methimazole targeting hyperthyroidism in cats. The Company previously disclosed that it expected pilot testing of ZM-006 to be completed in the first half of 2018 and, assuming that such pilot testing was successful, to commence and complete a pivotal safety study of ZM-006 in the second half of 2018. In an effort to improve dosing requirements, the Company has decided to continue its pilot testing of ZM-006, which it now expects to complete in the second half of 2018. Assuming that such pilot testing is successful, the Company also intends to commence a pivotal safety study of ZM-006 in the second half of 2018.

ZM-011: Transdermal fluoxetine for feline behavioral disorders

ZM-011 is a transdermal formulation of fluoxetine, most commonly known as Prozac®, which is intended to treat behavioral disorders in cats (e.g., inappropriate urination). Consistent with the Company’s earlier guidance, the Company expects to complete pilot testing of ZM-011 in the second half of 2018.

About Zomedica
Based in Ann Arbor, Michigan, Zomedica (NYSE American:ZOM) (TSX-V:ZOM) is a veterinary diagnostic and pharmaceutical company creating products for companion animals (canine, feline and equine) by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio will include novel diagnostics and innovative therapeutics that emphasize patient health and practice health. With a team that includes clinical veterinary professionals, it is Zomedica’s mission to give veterinarians the opportunity to lower costs, increase productivity, and grow revenue while better serving the animals in their care. For more information, visit www.ZOMEDICA.com.

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Reader Advisory
Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of the release.

Except for statements of historical fact, this news release contains certain "forward-looking information" within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the likelihood and timing of regulatory approvals, availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to future clinical trials, regulatory approvals, safety and efficacy of our products, the use of our product, intellectual property protection and the other risk factors disclosed in our filings with the Securities and Exchange Commission and under our profile on SEDAR at www.sedar.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

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Investor Relations Contacts
Shameze Rampertab, CPA, CA
srampertab@zomedica.com
+1 647.283.3630

PCG Advisory Group
Kirin Smith, COO
ksmith@pcgadvisory.com
+1 646.863.6519
www.pcgadvisory.com

Media Contact
Andrea Eberle
aeberle@zomedica.com
+1 734.369.2555